Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

SunPower, Inc.

We consent to the use in this Registration Statement on Form S-1 of SunPower Inc. of our report dated December 22, 2025, relating to the financial statements of Ambia Energy, LLC as of December 31, 2024 and for the year then ended, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Tanner LLP

Lehi, Utah

June 29, 2026